EXHIBIT 32.01

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

I, Kevin D. Cole, certify that (i) the Form 10-K for the year ended December 31, 2025 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the year ended December 31, 2025 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

Date: March 17, 2026	THE CAMPBELL FUND TRUST
	By:	Campbell & Company, LP, Managing Operator

	By:	/s/ Kevin D. Cole
Kevin D. Cole
Chief Executive Officer